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                                                                    EXHIBIT 23.3




                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 10, 2000 (except for note 12 which is as of December 15, 2000), with respect to the consolidated financial statements of Chancery Software Ltd. included in the Annual Report (Form 10-K) of Sylvan Learning Systems, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



"PricewaterhouseCoopers LLP"
Chartered Accountants
Vancouver, Canada
February 15, 2002